UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2017

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b 2 of the Securities Exchange Act of 1934 (§240.12b 2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel J. Moorhead as Chief Financial Officer

Effective June 5, 2017, the Board of Directors appointed Daniel J. Moorhead as Chief Financial Officer and entered into an employment agreement with Mr. Moorhead.

Daniel J. Moorhead (44) served as Chief Financial Officer of Evolving Systems, Inc. (Nasdaq: EVOL) from January 1, 2016 until June 2, 2017, after having served as Vice President of Finance & Administration from December 2011 through December 2015. He served as Corporate Controller for Evolving Systems from 2002 to 2005 and re-joined the company in December 2008 in this same role. From August 2005 to November 2008, he was Chief Financial Officer for High Country Club, a destination club. Prior to 2002, he was the Assistant Controller at Convergent Communications and Auditor at Malouff and Co., P.C. Mr. Moorhead is a CPA and holds a B.B.A. in Accounting from the University of Northern Colorado.

Pursuant to the employment agreement, the Company and Mr. Moorhead agreed to the following:

•	Mr. Moorhead will receive annual base salary of $220,000 and be eligible for annual incentive compensation of up to $100,000 in cash and up to 100,000 stock options, based upon achievement of annual incentive compensation targets established by the Company’s Board of Directors.

•	The Company awarded Mr. Moorhead an initial grant of stock options for 200,000 shares of the Company’s common stock and 10,000 restricted shares, vesting annually over a four-year period.

•	Mr. Moorhead will also be eligible to receive quarterly grants of stock options for 10,000 shares of the Company’s common stock, vesting annually over a four-year period.

•	Mr. Moorhead will be employed “at will.”

•	If the Company terminates Mr. Moorhead’s employment for reasons other than cause or disability, or Mr. Moorhead resigns for “Good Reason,” as defined in the employment agreement, prior to June 5, 2018, the Company will pay Mr. Moorhead severance equal to 9 months of his base salary or if the termination occurs after June 5, 2018, Mr. Moorhead will be entitled to severance equal to 12 months of his base salary. Mr. Moorhead will also be entitled to receive 100% of his incentive compensation. The Company will also pay a proportionate amount of Mr. Moorhead’s health and dental insurance premiums, based upon the same proportion the Company paid at the time Mr. Moorhead’s employment was terminated, for the applicable severance period or until Mr. Moorhead obtains substitute insurance. Severance and insurance premium payments will be made in equal installments over the applicable 9-month or 12-month period, based upon the Company’s normal payroll practices.

•	Mr. Moorhead agreed that following termination of employment he will not compete with the Company (as defined in the employment agreement), or solicit or entice any employee of the Company to leave the employ of the Company or interfere with the Company’s relationship with a customer during the period of time that severance is paid.

The full text of the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8 K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)       Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Employment Agreement dated June 5, 2017, entered into between Zynex, Inc. and Daniel J. Moorhead

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	June 8, 2017	By:	/s/ Thomas Sandgaard
Thomas Sandgaard
Chairman, President, Chief Executive Officer, Principal Executive Officer